Answers Corporation
Lexico Acquisition Conference Call
July 17, 2007
Transcript of Question-and-Answer Session
Operator
Thank you. (Operator Instructions). Our first question will come from Colin Gillis from Canaccord Adams.
Colin Gillis — Canaccord Adams
Hi, Good morning everybody.
Bob Rosenschein
Hi Colin, good morning.
Colin Gillis — Canaccord Adams
Well, a big deal today.
Bob Rosenschein
Thank you.
Colin Gillis — Canaccord Adams
Just wondered if you can give us some color on what will you think the time to improve the monetization of Lexico properties would be if there is any color you could wrap around that?
Bruce Smith
Thanks Colin this is Bruce. We have done a pretty significant amount of analysis on what they are doing from a monetization standpoint. And considering that we’ve spent over two years figuring out the things we need to do, we think that we would be able to improve the monetization rates fairly rapidly and that’s not to say overnight, but it wouldn’t surprise us if we are able to do it in approximately one quarter.
Colin Gillis — Canaccord Adams
Okay, got it. And then we talked about the Google AdSense RPMs, I think you said $0.30 in the call, is that right?
Bruce Smith
Yeah.
Colin Gillis — Canaccord Adams
And so what are the other elements of monetization that are going on to get up to that $1.75?

Bruce Smith
The other elements are purely display advertising. They do fairly well with display networks. They actually have some inbounds, direct sales of many advertisers, one who have access to their user base, which is a very loyal user base. So the difference between the $0.30 and the $1.75 is display advertising.
Colin Gillis — Canaccord Adams
Okay, great. And what is the headcount coming from Lexico?
Bob Rosenschein
Today it’s about 16 and we expect in the immediate term to stay this way and we will be evaluating that.
Colin Gillis — Canaccord Adams
Okay, great. And just I want to turn to the direct sales piece. I mean, your assumptions, its sounds like your assumptions for Lexico are based on monetizing with the third party networks mostly. Is that correct thinking?
Bruce Smith
That’s exactly right. Considering what we are experiencing on the direct sales side, we didn’t want to base any of our expectations of improvement on direct sales at all. So we are really comparing third-party monetization heavily skewed towards Google AdSense and comparing what we are able to do and what they are doing and that’s what’s driving the revenue synergies that we are expecting. We are really not focused on direct sales. That’s above and beyond what we will be able to do on AdSense.
Colin Gillis — Canaccord Adams
I mean its sounds like, you have got the skills in place to improve the third-party monetization of Dictionary, but could you just give us some color about what’s happening on the core Answers side, with the direct sales and can you give us an update on what the team encompasses and if there has been any success there?
Bruce Smith
Sure. As we stated on the last conference call, our goal was to get four direct sales people by the end of the Q2. We succeeded with that. We actually now have three direct sales people in New York with Robert Formentin, as our VP of ad sales and one based in the LA area. The last sales person started early in June. We have actually had a number of wins in Q3 already. Some notable ones are CareerBuilder, Nestle, Microsoft, Colonial Williamsburg.
We have also submitted more proposals in the last month than we submitted during the first four months of this year. Now remember this is all a numbers game, so, you know, we expect a relatively low win rate but it’s the number of proposals that we are very excited about, and everyone’s out there selling very heavily right now.
Colin Gillis — Canaccord Adams
Oh great, so you are getting good traction on that particular category as well.
Bruce Smith
Oh, absolutely. We are getting in front of everybody right now and the proposals are going out very, very rapidly.

Colin Gillis — Canaccord Adams
Alright great, I will circle back. Thank you.
Operator
Moving on our next question will come from Richard Fetyko with MCF & Company.
Richard Fetyko — MCF & Company
Hi guys, congrats on the acquisition.
Bob Rosenschein
Thank you.
Richard Fetyko — MCF & Company
I am just curious of the difference between your Google AdSense and theirs; pretty amazing and obviously it’s an opportunity. Just curious, is there anything inherent about their traffic that doesn’t translate, perhaps it doesn’t lend itself to such monetization or is it just purely how they are using the Google AdSense and where are they placing it and so forth.
Bruce Smith
It’s a combination of both, Richard. We look at their user base as being a little — they are more skewed to the 18 to 24 year-olds. So, we aren’t actually anticipating or sort of budgeting or forecasting even internally that we’d be able to improve the AdSense numbers at Dictionary as high as they are on Answers.
That said, the primary reason that theirs is so low, we believe, and based upon our significant due diligence, is their implementation is very, very different than ours. We have spent an enormous amount of time, figuring out the right quote to use, the positioning, the background colors, when to call it, how often to call it. They’re a smaller organization, 16 people. They don’t have a team in place that has been focused on optimizing AdSense, and we spent a lot of time on that.
So, just bringing to bear what we’ve already learned on AdSense, we believe will allow us to improve their AdSense numbers rapidly, almost upon closing. So, it’s a combination of the two.
Bob Rosenschein
I would add to that Richard, that some of the things we’ve learned over the last couple of years. If you remember our Google AdSense rates were also a lot lower a couple of years ago. We’ve learned this through time, practice and polishing it, where you put it, how you put it, how you call it, which ones you call.
So, even though we have similar kinds of reference lookup often, we think we can do quite a bit better than $0.30. And remember, we don’t have to reach $5.60 RPM overall, as we did in Q1 of 2007 to make this extremely profitable.
Richard Fetyko — MCF & Company
Yeah, I would agree with that. And then now what you have with Dictionary.com and the other websites they own, a pretty good critical mass of audience. Do you think that your direct sales effort, will sort of, obviously should be easier and then accelerate those efforts. And also is there an opportunity for you to — there has been a sort of a trend for some of the larger publishers to take back their inventory from AdSense and launch their own keyword bidding engines for their own websites, typically perhaps have higher quality of traffic and Google’s network in general. Is that an opportunity for you as well that you are looking at?

Bob Rosenschein
Well the only thing is that potential, but potentially you can do all kinds of things. We have no short term plans to replace the kinds of things we do with Google AdSense, we are happy with it. There’s even room for growth overall.
We’ve considered the primary upside towards monetization to be on the direct asset, and it’s absolutely helped by the scale and the scope and the size. Being a top 30 website is a very big deal for us. So, we love that new thing and we love going up a category. We know it’s a bold move. We know some of our investors will say Jeez! Is this a game changer, and we think it’s a big game changer.
Richard Fetyko — MCF & Company
Okay, great. That’s it, thanks.
Operator
William Morrison from JMP Securities has your next question.
William Morrison — JMP Securities
Hi thanks, congratulations.
Bob Rosenschein
Thank you Bill, good morning.
William Morrison — JMP Securities
Can you, and I may have missed this in your remarks. But, can you tell us what you think the percent of revenue from Google AdSense would be for the pro forma combined company? And then I have one or two follow ups.
Bob Rosenschein
We’ll be glad to be able to tell you that where we stand right now.
William Morrison — JMP Securities
Okay.
Bruce Smith
Bill, we are going to be disclosing a lot more information before we get on the road.
William Morrison — JMP Securities
Okay. Maybe Bruce you could comment a little bit about or Bob, either one of you. You mention that you think the deal is accretive, I think so, just with EBITDA per share in ‘08. What are your assumptions to get to that? In other words how much of the monetization gap are you assuming that you close to get to that, and/or what kinds of continued growth rates are you assuming for the Lexico properties to hit that target for accretion in ‘08?
Bruce Smith

Again, it’s a little premature for us to give that upfront right now. And we will be giving all that information prior to the actual road show. But when you look at just the modest numbers that we outlined in the script, of how $1 of improvement would have resulted in $3.9 million in incremental revenue and probably a commensurate amount for EBITDA.
I mean you can just put moderate growth expectations on traffic growth in ‘07 and ‘08. And remember, they grew in excess of 30% in ‘06 versus ‘05, and you get to some very large numbers in ‘08 EBITDA, with very conservative assumptions on small improvements in RPM and moderate growth in traffic. You get very large numbers. That $1 on 2008 numbers assuming moderate traffic in ‘07 and ‘08 is a much larger number than the $3.9 million.
William Morrison — JMP Securities
And has the growth decelerated much in the first half of ‘07 from ‘06 or is it pretty consistent?
Bruce Smith
It’s slightly lower than the 30%, than what they did in ‘06, but not materially lower. We’ll disclose all that data when we file all of our papers with the SEC.
William Morrison — JMP Securities
Great. And one last question. You mentioned that the main demographic is 18 to 24. Could you give a sense of the breakdown in terms of traffic? How much weighted towards Dictionary versus Thesaurus and Reference?
Bruce Smith
It’s overwhelmingly Dictionary. I don’t, we are not disclosing the exact numbers right now, but it’s overwhelmingly Dictionary. Dictionary tends to be the driving force into thesaurus and reference as well. A lot of the traffic into thesaurus and reference starts at Dictionary.com.
One of the other aspects of Dictionary’s traffic is that the user stays on the website a lot longer than they do on Answers.com. According to comScore, for each visit, they spend about three times as much time on the website as Answers.com, which is very, very powerful. They have a very sticky and loyal user base.
Bob Rosenschein
I would add to that, Bill, that cross traffic should be very exciting to our shareholders also, because the fact people go directly to Thesaurus.com, or get there through Dictionary.com, means that there is opportunities for cross selling. Not just the WikiAnswers, but the Answers in any other properties.
William Morrison — JMP Securities
Right, it’s right. And I am sorry, but one last question and I will turn it back to the queue. Would they, have they been using on the display side any of the behavioral networks, like I believe you guys are in and maybe you could just comment on how important behavioral has been to growing your RPM over last couple of years.
Bruce Smith
Yeah. We actually do use Tacoda, and Tacoda is actually a very, very good behavioral network for us. They have used Tacoda in the past, but they are not using Tacoda right now. So that could be additional upside on the display part of the business.
William Morrison — JMP Securities

Great. Thanks a lot.
Operator
Matthew Weiss from Maxim Group has your next question.
Matthew Weiss — Maxim Group
Hey guys. How are you?
Bob Rosenschein
Great, Matthew. Good morning.
Matthew Weiss — Maxim Group
Good morning. A lot of my questions have been answered, just a couple of quick follow ups. I was wondering if you could provide maybe some more details around Lexico’s direct ad sales infrastructure, how they are doing direct ad sales now, you plan to keep those individuals or may be more aggressively hire in order to take advantage of opportunity have herewith improved traffic levels also then obviously increase the track initiative to potential advertisers?
Bruce Smith
Their direct ad sales effort has been fairly minimal. They have one person focused on it right now. And as we said we are actually not focusing on the direct sales aspect of this. It’s just an upside above and beyond what we are expecting from third parties. From an infrastructure standpoint, this is just more inventory for our sales team. We think that it could very contributory in opening a lot of doors on direct ad sales, but we don’t envision that we would need to significantly increase our infrastructure in direct ads to take advantage of this.
Matthew Weiss — Maxim Group
Okay very well. And then also may be if you could talk about some other benefits of SEO, some of the cost promotion, I assume they are going to be putting more links up on Dictionary.com pages and obviously with the high traffic that they have linking back to Answers, I would think that would have some kind of benefit from that standpoint?
Bruce Smith
Dictionary and the associated website have not really focused on search engines as a major source of traffic, as you know we are actually very, very good at it. It’s a potential opportunity for us to improve their search engine implementation, but it’s not something that we really want to discuss right now. It’s a possibility, its something we are investigating, but not something that we really want to focus on right now.
Matthew Weiss — Maxim Group
Okay, understood. And then lastly, obviously with the improved direct traffic mix, your reliance on other search engines that you spoke about has that been mitigated, what percent do you estimate will your traffic be derived from the definition link post merger?
Bob Rosenschein
Look, the number goes down, right now our estimates for the direct definition link are anywhere between 20% and 25%, not if we count this with first link, we count the follow on too.

And again we are thrilled that Google has been pointing to us for the last two and half years, but the direct traffic from Google has been only a part of our mix and after the combination it will be under 10%.
Matthew Weiss — Maxim Group
Okay, great. Congratulations, guys. Thank you.
Bob Rosenschein
Thank you.
Operator
Moving on to Jeff Osher from JMP’s.
Jeff Osher — JMP Asset Management
Just to clarify, it’s JMP Asset Management. Hey guys, congratulations on what could be a very transformational acquisition.
Bob Rosenschein
Thank you, Jeff. We appreciate that.
Jeff Osher — JMP Asset Management
Just a couple questions, you can definitely see just back of the envelope how this could be a widely accretive deal. I guess just so we have a baseline working forward. How should we be thinking about that standalone number? I know your analyst has about $10 million of EBITDA right now for ‘08, so should we be thinking roughly a dollar per share, which would be $10 million of Lexico EBITDA in ‘08 for $100 million to be neutral, is that fair?
Bruce Smith
I mean clearly the incremental EBITDA depends; the accretion analysis is heavily dependant on the stock price that is used to raise the capital. So we made certain assumptions about stock price and improvements in monetization rates and we are going to disclose a lot of that when we get out, before we get on the conference call, but it’s a little premature to go into the actual specifics right now.
Jeff Osher — JMP Asset Management
Okay. But we will be able to see, Bruce, which kind of base level that you guys are making the assumption will be accretive from?
Bruce Smith
Absolutely. Perfect Yes
Jeff Osher — JMP Asset Management
And then I guess, I know you were on the 8-K, but can you disclose now what the first half ‘07 financial looks like for Lexico, so we can start to build the model out?
Bruce Smith

We can’t do that right now. It will all be disclosed when we file the prospective supplement.
Jeff Osher — JMP Asset Management
Okay.
Bruce Smith
But right now we’re not disclosing the Q1 numbers.
Jeff Osher — JMP Asset Management
Okay.
Bruce Smith
As I said before, when Bill asked me about the traffic growth, I believe it was. It’s slightly below what they were experiencing in 2006.
Jeff Osher — JMP Asset Management
And they were 30% in 2006.
Bruce Smith
Over 30% in 2006.
Jeff Osher — JMP Asset Management
Okay, great. And then, I guess finally, I will give you guys an open forum maybe to just address the user base and whether that’s over time going to be monetizable with the direct add sales force, which obviously garners higher RPMs or is this potentially a category, where just based on mass alone, you guys can leverage Google AdSense and that will more than sufficient?
Bob Rosenschein
Yes and yes. The answer is, we believe there is upside on direct ad sales. In our internal analysis, we justified the price on fairly conservative growth rates in monetization. As I said before, we don’t have to triple their monetization rates to make this wildly accretive. Bruce, you want to add to it.
Bruce Smith
Yeah. The other thing you have to remember is that the demographic of 18 to 24 year olds. A loyal demographic of 18 to 24 year olds, it’s a very powerful demographic, it’s how you package it, how you sell it, how you position it and this is going to significantly increase the number of 18 to 24 year olds that we have. And we believe, that overtime we will be able to leverage that. So, we’re very excited about that demographic.
Jeff Osher — JMP Asset Management
Great, and one last question. Bruce, I think you said in the prepared remarks that there is a breakup fee if this doesn’t happen. Is that contingent upon the financing, in others words if the capital markets just take a dive and we can’t do the financing. What’s the breakup fee?

Bruce Smith
Sure, there’s a $2 million breakup fee that’s only associated with a breach.
Jeff Osher — JMP Asset Management
Got you.
Bruce Smith
So, if the financing goes south or we are not able to do the financing we are only on the hook for $400,000 in expenses.
Jeff Osher — JMP Asset Management
Great and thanks guys, and looking forward to hearing more details over the —.
Bob Rosenschein
Thank you Jeff, we appreciate the support.
Jeff Osher — JMP Asset Management
Yeah, see you guys.
Operator
We’ll now hear from Lee Curry from Guerrilla Capital.
Lee Curry — Guerrilla Capital
Good morning gentlemen, Bruce, Bob and the whole team. Just two questions on the deal. First of all how did the initial conversation contact idea for this combination come about? And number two, what was the thinking on both sides of why it’s an all cash deal?
Bob Rosenschein
Oh boy, that’s a great question. First of all, thank you its [full sap] up our question. We have been talking with them for several years, we’ve known them for a couple of years sort of friendly competitors. But I want to give extra credit here to Bruce. Say this in the Q&A, Bruce says to me not to give him extra credit. But I have to say that his doggedness and sheer drive etcetera have led this deal to get to the stage. It’s not even a small part of the promotion that we gave him recently to Chief Strategic Officer. So, I would say that Bruce has been pushing this aggressively for quite a while. The first meeting was actually in early 2005 when I first met the CEO of Dictionary. The second thing I would say is it was the right time. It was something we’ve talked about for a while and it just became the right time both in terms of pricing for them and the value to us, but we were excited about it.
Bruce Smith
And with regards to the cash, Brian Kariger the CEO, that was one of the things that was very important to him, he wanted cash.
Bob Rosenschein
And we can raise the capital; we believe we can raise the capital.

Lee Curry — Guerrilla Capital
Well, that’s not so bad for you’ll either given the stock price currently.
Bruce Smith
Yeah, the other thing you have to remember, with regards to the capital raise is that it’s large relative to our market cap. We have done extensive work on this. We’ve been out on the road for close to two years meeting with institutions. There is a lot of interest in the company and many institutional investors have been complaining about lack of liquidity. We are also currently working with a group of underwriters with significant industry experience to assist us in the capital raise. We did a lot of analysis before we decided to go the full secondary route.
Bob Rosenschein
Those names will be published shortly, but they are well known banks that we’re very proud to be working with. And we believe we can raise this capital and it’s going to be a very good transaction both for the shareholders and for the company. But those will become clear soon.
Lee Curry — Guerrilla Capital
Well, Bob when you filed the various statements, I want to put in there what your estimate is for incremental profitability on the salary you are paying Bruce, especially if it’s you. Thank you very much gentlemen.
Bob Rosenschein
Bruce is priceless, Bruce is priceless.
Operator
Anything further Mr. Curry?
Lee Curry — Guerrilla Capital
No, thank you very much, operator
Operator
(Operator Instructions) And [Brian Kravitz] from Alpine Capital has a next question
Brian Kravitz — Alpine Capital
Yeah, my questions were answered. Thanks
Operator
Moving on to a follow up from Colin Gillis
Colin Gillis — Canaccord Adams
Hi great. Is there any additional seasonality in this traffic that we should be thinking about?
Bob Rosenschein

You want to take that Bruce?
Bruce Smith
Sure, considering they are more skewed to the 18 to 24 year olds. They actually do experience more summer seasonality, where seasonality is associated with school years, than we do. So, they tend to dip more in the summer and actually explode more coming out of the summer break, post Labor Day.
Colin Gillis — Canaccord Adams
Beautiful. And then just in terms of the look and feel of the sites, any plans to change that around or to have more of an effect.
Bob Rosenschein
I will take that. I can tell you one thing. The first thing we will do at Dictionary.com is not break it, but we will apply better monetization to it, but don’t look for major UI changes or anything else. We’re going to learn it, see what they’ve done well, see what we’ve done well, and get the best of both worlds. So our goal is not to do a major overhaul of this site, it’s very good for those demographics.
Bruce Smith
Yeah. It’s a very loyal user base
Colin Gillis — Canaccord Adams
Got it, that makes a lot of sense. And Bruce, you talked about, you used the phrase, moderate traffic growth. Would you say something in the 15%-20% range would count as moderate traffic growth? You can pass on that, well, if you want to.
Bruce Smith
Go look up the definition on moderate on dictionary at Answers.com.
Colin Gillis — Canaccord Adams
All right. How about the impact on WikiAnswers, that’s just something that you haven’t really touched on. Your user-generated answers have started to become a big part of the strategy. Is this an opportunity to drive more, with that quanta or traffic, I would think there is some serious potential there?
Bob Rosenschein
We saw WikiAnswers jump significantly, when we started pointing significant traffic from Answers.com. By the way just as an opportunity to correct those tiny mistakes I made in prepared remarks. When I said that 3.9 billion web page views at Lexico last year, I said that was three times ours, and I said ours was 1.5. Ours is actually 1.3 billion page views. So imagine if you take that same fire hose or steady loyal traffic of people who were in college days in that demographics and apply them to the user-generated community, it’s just beautiful. It’s the perfect strategy, and I expect to see more emphasis on user-generated content in the future and not less.
Colin Gillis — Canaccord Adams
Got it. And finally this notion of maybe taking the traffic and packaging it into verticals. Is that something that would be possible for Dictionary.com, and is that something that you are considering implementing at Answers or have implemented at Answers?

Bruce Smith
Sure Colin. We’ve actually began the process internally of verticalizing our content, if anybody has access to comScore you will notice that our property is now broken down to various categories, its health and finance. And we do look at that as being a future opportunity to categories dictionaries traffic towards various verticals, which should blend itself potentially to a more or easier direct sales.
Colin Gillis — Canaccord Adams
Okay, exactly. And so on that last piece, when you start to have this type of scale you’re a top 30 site, do you expect doors to open at the ad agencies more quickly?
Bruce Smith
We’ve experienced instances in the past where size is very important in getting in where we have been told that you just don’t have enough uniques. And with this combination we will be, we expect that we are going to be able to get in front of everyone we want to able to get in front of them.
Colin Gillis — Canaccord Adams
Okay, great. Fantastic. Thank you.
Operator
And gentlemen there are no further questions. Mr. Rosenschein I’d like to turn the conference back to you for any additional or closing comments.
Bob Rosenschein
Great. Well, the main thing is this transaction is a game changer for Answers.com. There is no other word for it. Give you just a couple of major points to remember the indisputable logic of why we are doing this, the strategic points. Traffic growth, top 30 website according to comScore in the U.S., and just as interesting its direct traffic 70% post deal will be direct traffic or people typing in our dictionary to search engines coming to our site, which mitigates a risk we have today.
Financial logic, 3.9 billion pages last year, three times our page views. Our amortization in Q1 was $5.60, theirs was $1.75. You don’t have to triple their monetization to get to some very attractive numbers. The pricing was not about 2006, it’s about 2008. It is a game changer, it would make sense for us to join forces in this case with our competition and we are very excited, truly excited about taking this company to the next level. We are in a new league now and we intend to make it a very, very exciting growth story. Thank you very kindly.
Operator
And that does conclude today’s conference. Thank you for joining us.